                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 12, 1999


                      CREATIVE RESTAURANT CONCEPTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    1-15109
                             -------------------
                           (COMMISSION FILE NUMBER)



          OKLAHOMA                                      73-1251800
-------------------------------           --------------------------------------
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)




          2 FIRST NORTH STREET, SUITE 311, SAN JOSE, CALIFORNIA 95113
          -----------------------------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (408) 292-4434



                             MAGNOLIA FOODS, INC.
--------------------------------------------------------------------------------
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 1.   CHANGE IN CONTROL

                 Mr. Giuseppe Cala acquired 8,710,819 shares of Common Stock of Creative Restaurant Concepts, Inc. ("CRC"), 225 shares of its Series AA Preferred Stock and warrants to purchase up to 150,000 shares of Common Stock exercisable at $.05 per share (the "Warrants") from CRC and certain stockholders of CRC. In consideration of the transaction, Mr. Cala paid $25,000, provided services, and issued notes to the selling stockholders in the aggregate amount of $426,797.

                 Each share of Series AA Preferred Stock is convertible into 200 shares of the Common Stock of CRC. As a result, the 225 shares of the Series AA Preferred Stock held by Mr. Cala is convertible into 45,000 shares of the Common Stock of CRC. The holders of Series AA Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the Series AA Preferred Stock could be converted.

                 Mr. Cala purchased the securities of CRC with his personal funds without any loans or other financing arrangements. However, in connection with the purchase of securities of CRC from certain selling stockholders, Mr. Cala executed promissory notes due March 31, 2000, payable to them in the aggregate amount of $426,797. In addition to the securities acquired from such selling stockholders, Mr. Cala acquired their promissory notes payable by the Corporation in the principal amount of approximately $853,594.

                 Based upon his current beneficial ownership of 8,184,819 shares of Common Stock and 225 shares of Series AA Preferred Stock, Mr. Cala presently holds approximately 49.2% of the voting securities of CRC (50.2% assuming the exercise and conversion of the Warrants).

                 Mr. Cala requested that two directors be appointed to the Board of Directors of CRC, and Mr. Cala and Mr. Stephen R. Ko have been appointed and elected to fill two vacancies on the Board of Directors. Mr. Joseph J. Johnston remains as a director of CRC.

ITEM 5.   OTHER EVENTS.

                 None.

ITEM 6.   RESIGNATION OF DIRECTORS

                 Mr. David Loveland and Mr. Bill Weaver have resigned as directors of CRC effective October 7, 1999. Mr. Giuseppe Cala and Mr. Stephen R. Ko were elected to the Board of Directors of CRC. Mr. Cala was elected as the Chairman of the Board, President and Treasurer of CRC, and Mr. Joseph J. Johnson was elected as Vice President and Secretary of CRC. Two vacancies continue to exist on the Board of Directors.

ITEM 7.   EXHIBITS.

          None
                                  SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE: OCTOBER 20, 1999
                                                   /s/ Giuseppe Cala
                                       -----------------------------------------
                                                       Giuseppe Cala



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